FOR IMMEDIATE RELEASE

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR THIRD QUARTER 2021

Marlborough, Mass. (October 27, 2021) -- Boston Scientific Corporation (NYSE: BSX) generated net sales of $2.932 billion during the third quarter of 2021, growing 10.3 percent on a reported basis, 9.7 percent on an operational1 basis and 10.6 percent on an organic2 basis, all compared to the prior year period. The company reported GAAP net income available to common stockholders of $405 million or $0.28 per share (EPS), compared to a GAAP net loss available to common shareholders of $169 million or $(0.12) per share a year ago, and achieved adjusted EPS of $0.41 for the period, compared to $0.37 a year ago.

“We’ve seen this year that our strategy of category leadership, focus on high-growth markets and smart tuck-in M&A deals, combined with execution by our global team and an exciting pipeline, positions us well for the long term,” said Mike Mahoney, chairman and chief executive officer, Boston Scientific. “Despite some softness this quarter, including the ongoing impact of the COVID-19 pandemic, we’re confident that we will achieve our growth goals as the pandemic wanes.”

Third quarter financial results and recent developments:

•Reported net sales of $2.932 billion, representing an increase of 10.3 percent on a reported basis and 10.6 percent on an organic basis, both compared to the company's guidance range of 12 to 14 percent, all versus the prior year period.

•Reported GAAP net income available to common stockholders of $0.28 per share, compared to the company's guidance range of $0.20 to $0.22 per share and achieved adjusted EPS of $0.41 compared to the guidance range of $0.39 to $0.41 per share.

•Achieved net sales growth in each reportable segment4, compared to the prior year period:
◦MedSurg: 11.2 percent reported, 10.6 percent operational and 9.4 percent organic
◦Rhythm and Neuro: 8.2 percent reported, 7.8 percent operational and 1.5 percent organic
◦Cardiovascular: 19.4 percent reported, 18.5 percent operational and organic

•Achieved the following regional5 net sales growth, compared to the prior year period:
◦U.S.: 15.4 percent reported and operational
◦EMEA (Europe, Middle East and Africa): 9.3 percent reported and 7.9 percent operational
◦APAC (Asia-Pacific): 9.5 percent reported and 8.2 percent operational
◦Emerging Markets3: 21.9 percent reported and 17.8 percent operational

•Completed acquisitions of the global surgical business of Lumenis LTD., a privately held company that develops and commercializes energy-based medical solutions, and of Farapulse, Inc., the first company to commercialize a cardiac pulsed field ablation technology.

•Announced agreements to acquire Baylis Medical Company Inc. to expand Boston Scientific electrophysiology and structural heart product portfolios, and Devoro Medical Inc., to expand the company’s full suite of interventional strategies for thromboemboli. Both acquisitions are subject to customary closing conditions.

•Received U.S. Food & Drug Administration (FDA) clearance for the EXALT™ Model B Single-Use Bronchoscope for use in a wide range of bronchoscopy procedures in the intensive care unit (ICU) and operating room (OR), such as secretion management, airway intubation, percutaneous tracheostomy, double lumen endotracheal tube placement and biopsies. In the United States, more than 1.2 million bedside procedures6 involving a bronchoscope are performed in ICU and OR settings each year.

•Received a New Technology Add-on Payment (NTAP) designation from the U.S. Centers for Medicare and Medicaid Services (CMS) for the EXALT™ Model D Single-Use Duodenoscope, used to diagnose and treat pancreatic and biliary conditions during endoscopic retrograde cholangiopancreatography (ERCP) procedures.

•Initiated the SABRE randomized controlled trial, the first global study to examine the effectiveness of SpaceOAR Vue™ Hydrogel in reducing late gastrointestinal toxicity in patients receiving stereotactic body radiotherapy (SBRT) treatment for prostate cancer.

•Initiated the HI-PEITHO randomized trial, the first ever comparative study in the interventional field of PE treatment, evaluating the EkoSonic™ Endovascular System (EKOS system) in combination with anticoagulation versus anticoagulation alone, for the treatment of acute, intermediate-high-risk pulmonary embolism. Also presented at VIVA21 late-breaking clinical data from the KNOCOUT PE registry, which reaffirmed the safety and efficacy of the EKOS system for the treatment of patients with intermediate-high and high-risk pulmonary embolism (PE) and found zero intracerebral hemorrhages as well as low major bleeding rates among the patients in the analysis.

•Presented positive late-breaking clinical trial data for the Eluvia™ Drug-Eluting Vascular Stent System and the Ranger™ Drug-Coated Balloon at VIVA21, with the Eluvia stent exhibiting superiority compared to bare metal stents – the largest randomized trial of drug-eluting therapies in the field of peripheral artery disease – and the Ranger DCB demonstrating continued high rates of primary patency and a significant reduction in reinterventions at two years.
•Announced late-breaking results from the EPOCH clinical trial, which demonstrated improved progression-free survival in patients with metastatic colorectal cancer after treatment with TheraSphere™ Y-90 Glass Microspheres and represents the first positive phase 3 study for selective internal radiation therapy in any disease setting. Data from the trial was presented at the European Society for Medical Oncology (ESMO) Congress 2021, simultaneously published in the Journal of Clinical Oncology and is expected to support the company’s regulatory submission to the FDA for an expanded indication.

•Presented at Heart Rhythm 2021, the Heart Rhythm Society's Annual Meeting, positive real-world data supporting the next-generation WATCHMAN FLX™ and legacy WATCHMAN™ Left Atrial Appendage Closure Devices as alternatives to oral anticoagulation therapy for stroke risk reduction in people with non-valvular atrial fibrillation. Findings included patient follow-up visit data from the European FLXibility registry with the WATCHMAN FLX device demonstrating high rates of effective LAA closure and low rates of short-term complications through 120 days.

•Received Japanese Pharmaceuticals and Medical Devices Agency (PMDA) approval and commenced the Japanese launch of the POLARx™ Cryoablation System, which is indicated for the treatment of patients with paroxysmal atrial fibrillation (AF), an intermittent form of AF which causes an irregular and often abnormally fast heart rate.

1. Operational net sales growth excludes the impact of foreign currency fluctuations.
2. Organic net sales growth excludes the impact of foreign currency fluctuations and net sales attributable to acquisitions and divestitures for which there are less than a full period of comparable net sales.
3 We define Emerging Markets as the 20 countries that we believe have strong growth potential based on their economic conditions, healthcare sectors and our global capabilities. Periodically, we assess our list of Emerging Markets countries, and effective January 1, 2021, modified our list to include the following countries: Brazil, Chile, China, Colombia, Czech Republic, India, Indonesia, Malaysia, Mexico, Philippines, Poland, Russia, Saudi Arabia, Slovakia, South Africa, South Korea, Taiwan, Thailand, Turkey and Vietnam. We have revised prior period amounts to conform to the current year's presentation which had an immaterial impact on previously reported Emerging Markets net sales.
4. We have three historical reportable segments comprised of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular, which represent an aggregation of our operating segments that generate revenues from the sale of medical devices (Medical Devices).
5. On March 1, 2021, we completed the sale of the Specialty Pharmaceuticals business. Our consolidated net sales include Specialty Pharmaceuticals up to the date of the closing of the transaction. Specialty Pharmaceuticals net sales were substantially U.S. based and presented as a stand-alone operating segment alongside our Medical Device reportable segments.
6. Data on file at Boston Scientific Corporation. Market research is as of 2019 and includes projections for 2020, incorporating estimates for the COVID-19 pandemic.

Net sales for the third quarter by business and region:

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis	Less: Impact of Recent Acquisitions / Divestitures	Organic Basis
(in millions)	2021	2020

Endoscopy	$533	$475	12.1%	0.6%	11.4%	—%	11.4%
Urology and Pelvic Health	384	350	9.9%	0.5%	9.4%	2.8%	6.6%
MedSurg	917	825	11.2%	0.6%	10.6%	1.2%	9.4%
Cardiac Rhythm Management	512	465	10.1%	0.5%	9.6%	9.9%	(0.3)%
Electrophysiology	86	76	13.6%	0.4%	13.2%	2.8%	10.4%
Neuromodulation	221	216	2.4%	0.3%	2.1%	—%	2.1%
Rhythm and Neuro	819	757	8.2%	0.4%	7.8%	6.4%	1.5%
Interventional Cardiology	744	586	26.9%	0.9%	26.0%	—%	26.0%
Peripheral Interventions	452	416	8.8%	0.7%	8.1%	—%	8.1%
Cardiovascular	1,196	1,002	19.4%	0.8%	18.5%	—%	18.5%
Medical Devices[4]	2,932	2,584	13.5%	0.6%	12.8%	2.2%	10.6%
Specialty Pharmaceuticals[5]	—	74	(100.0)%	—%	(100.0)%	(100.0)%	—%
Net Sales	$2,932	$2,659	10.3%	0.6%	9.7%	(0.9)%	10.6%

			Increase/(Decrease)
	Three Months Ended September 30,		Reported Basis	Less: Impact of Foreign Currency Fluctuations	Operational Basis
(in millions)	2021	2020

U.S.	$1,726	$1,496	15.4%	—%	15.4%
EMEA	590	540	9.3%	1.3%	7.9%
APAC	517	472	9.5%	1.3%	8.2%
Latin America and Canada	99	77	28.8%	4.1%	24.7%
Medical Devices[4]	2,932	2,584	13.5%	0.6%	12.8%
Specialty Pharmaceuticals[5]	—	74	(100.0)%	—%	(100.0)%
Net Sales	$2,932	$2,659	10.3%	0.6%	9.7%

Emerging Markets[3]	$354	$291	21.9%	4.1%	17.8%

Amounts may not add due to rounding. Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

Growth rates that exclude the impact of foreign currency fluctuations and/or the impact of acquisitions / divestitures are not prepared in accordance with U.S. GAAP.

Guidance for Full Year and Fourth Quarter 2021

The company now estimates net sales growth for the full year 2021, versus the prior year period, to be in a range of approximately 19 to 20 percent on a reported basis, and approximately 18 to 19 percent on an organic basis. Full year organic net sales guidance excludes the impact of foreign currency fluctuations as well as the Q1 2021 acquisition of Preventice Solutions, Inc., and Q3 2021 acquisitions of Farapulse, Inc. and the global surgical business of Lumenis, LTD. In addition, it excludes the intrauterine health franchise and the Specialty Pharmaceuticals business, which were divested in Q2 2020 and Q1 2021, respectively. The company now estimates EPS on a GAAP basis in a range of $0.83 to $0.85 and estimates adjusted EPS, excluding certain charges (credits), of $1.60 to $1.62.

The company estimates net sales growth for the fourth quarter of 2021, versus the prior year period, to be in a range of approximately 13 to 17 percent on a reported basis, and approximately 12 to 16 percent on an organic basis. Fourth quarter organic net sales guidance excludes the impact of foreign currency fluctuations and the acquisitions of Preventice, Farapulse and Lumenis, as well as the divestiture of the Specialty Pharmaceuticals business. The company estimates EPS on a GAAP basis in a range of $0.21 to $0.23 and adjusted EPS, excluding certain charges (credits), of $0.43 to $0.45.

Conference Call Information

Boston Scientific management will be discussing these results with analysts on a conference call today at 8:00 a.m. ET. The company will webcast the call to interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for approximately one year on the Boston Scientific website.

About Boston Scientific
Boston Scientific transforms lives through innovative medical solutions that improve the health of patients around the world.  As a global medical technology leader for more than 40 years, we advance science for life by providing a broad range of high performance solutions that address unmet patient needs and reduce the cost of healthcare. For more information, visit www.bostonscientific.com and connect on Twitter and Facebook.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding our expected net sales; reported, operational and organic revenue growth rates; reported and adjusted EPS for the fourth quarter and full year 2021; our financial performance; our business plans and product performance; and the impact of the COVID-19 pandemic on the company's results of operations. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter. We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this press release.

Note: Amounts reported in millions within this press release are computed based on the amounts in thousands. As a result, the sum of the components reported in millions may not equal the total amount reported in millions due to rounding. Certain columns and rows within tables may not add due to the use of rounded numbers. Percentages presented are calculated from the underlying numbers in dollars.

Use of Non-GAAP Financial Information
A reconciliation of the company's non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the company's use of these non-GAAP financial measures, is included in the exhibits attached to this press release.

CONTACT:
Media:	Kate Haranis	Investors:	Lauren Tengler
	508-683-6585 (office)		508-683-4479 (office)
	Media Relations		Investor Relations
	Boston Scientific Corporation		Boston Scientific Corporation
	kate.haranis@bsci.com		BSXInvestorRelations@bsci.com

BOSTON SCIENTIFIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2021	2020	2021	2020

Net sales	$2,932	$2,659	$8,761	$7,204
Cost of products sold	900	869	2,739	2,465
Gross profit	2,032	1,790	6,022	4,740

Operating expenses:
Selling, general and administrative expenses	1,066	984	3,206	2,760
Research and development expenses	310	315	884	857
Royalty expense	14	12	38	32
Amortization expense	184	197	549	595
Intangible asset impairment charges	128	219	173	452
Contingent consideration net expense (benefit)	(26)	6	(117)	(102)
Restructuring net charges (credits)	9	3	18	16
Litigation-related net charges (credits)	—	260	302	260
Gain on disposal of businesses and assets	(40)	—	(48)	—
	1,645	1,995	5,003	4,870
Operating income (loss)	387	(205)	1,019	(130)

Other income (expense):
Interest expense	(86)	(86)	(254)	(265)
Other, net	181	64	192	9
Income (loss) before income taxes	483	(227)	957	(386)
Income tax expense (benefit)	64	(72)	10	(94)
Net income (loss)	$419	$(155)	$946	$(292)
Preferred stock dividends	(14)	(14)	(42)	(19)
Net income (loss) available to common stockholders	$405	$(169)	$905	$(311)

Net income (loss) per common share - basic	$0.28	$(0.12)	$0.64	$(0.22)
Net income (loss) per common share - assuming dilution	$0.28	$(0.12)	$0.63	$(0.22)

Weighted-average shares outstanding
Basic	1,423.8	1,430.9	1,421.3	1,413.0
Assuming dilution	1,435.6	1,430.9	1,433.0	1,413.0

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30, 2021
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$2,032	$1,645	$387	$95	$483	$419	$(14)	$405	$0.28
Non-GAAP adjustments:
Amortization expense	—	(184)	184	—	184	168	—	168	0.12
Intangible asset impairment charges	—	(128)	128	—	128	109	—	109	0.08
Acquisition / divestiture-related net charges (credits)	12	19	(7)	(225)	(232)	(230)	—	(230)	(0.16)
Restructuring and restructuring-related net charges (credits)	19	(26)	44	—	44	39	—	39	0.03
Litigation-related net charges (credits)	—	—	—	—	—	—	—	—	(0.00)
Investment portfolio net losses (gains)	—	—	—	26	26	19	—	19	0.01
EU MDR implementation costs	9	(4)	13	—	13	12	—	12	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	43	—	43	0.03
Discrete tax items	—	—	—	—	—	17	—	17	0.01
Adjusted	$2,071	$1,322	$750	$(104)	$646	$595	$(14)	$581	$0.41

(1) For the three months ended September 30, 2021, the effect of assuming the conversion of Mandatory Convertible Preferred Stock (MCPS) into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Three Months Ended September 30, 2020
(in millions, except per share data)	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$1,790	$1,995	$(205)	$(22)	$(227)	$(155)	$(14)	$(169)	$(0.12)
Non-GAAP adjustments:
Amortization expense	—	(197)	197	—	197	176	—	176	0.12
Intangible asset impairment charges	—	(219)	219	—	219	189	—	189	0.13
Acquisition / divestiture-related net charges (credits)	30	(90)	120	(9)	111	87	—	87	0.06
Restructuring and restructuring-related net charges (credits)	15	(8)	23	—	23	21	—	21	0.01
Litigation-related net charges (credits)	—	(260)	260	—	260	255	—	255	0.18
Investment portfolio net losses (gains)	—	—	—	(65)	(65)	(50)	—	(50)	(0.03)
EU MDR implementation costs	6	(2)	8	—	8	7	—	7	0.00
Deferred tax expenses (benefits)	—	—	—	—	—	18	—	18	0.01
Discrete tax items	—	—	—	—	—	(3)	—	(3)	0.00
Adjusted	$1,841	$1,220	$621	$(96)	$525	$543	$(14)	$530	$0.37

(1) For the three months ended September 30, 2020, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 13.6 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER SHARE RECONCILIATIONS
(Unaudited)

	Nine Months Ended September 30, 2021
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$6,022	$5,003	$1,019	$(62)	$957	$946	$(42)	$905	$0.63
Non-GAAP adjustments:
Amortization expense	—	(549)	549	—	549	496	—	496	0.35
Intangible asset impairment charges	—	(173)	173	—	173	148	—	148	0.10
Acquisition / divestiture-related net charges (credits)	33	52	(19)	(425)	(444)	(449)	—	(449)	(0.31)
Restructuring and restructuring-related net charges (credits)	59	(74)	133	—	133	118	—	118	0.08
Litigation-related net charges (credits)	—	(302)	302	—	302	233	—	233	0.16
Investment portfolio net losses (gains)	—	—	—	178	178	136	—	136	0.09
EU MDR implementation costs	24	(12)	35	—	35	32	—	32	0.02
Deferred tax expenses (benefits)	—	—	—	—	—	86	—	86	0.06
Discrete tax items	—	—	—	—	—	(21)	—	(21)	(0.01)
Adjusted	$6,138	$3,946	$2,191	$(308)	$1,883	$1,725	$(42)	$1,683	$1.17

(1) For the nine months ended September 30, 2021, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net income and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating net income available to common stockholders.

	Nine Months Ended September 30, 2020
in millions, except per share data	Gross Profit	Operating Expenses	Operating Income (Loss)	Other Income (Expense)	Income (Loss) Before Income Taxes	Net Income (Loss)	Preferred Stock Dividends	Net Income (Loss) Available to Common Stockholders	Impact per Share (1)
Reported	$4,740	$4,870	$(130)	$(256)	$(386)	$(292)	$(19)	$(311)	$(0.22)
Non-GAAP adjustments:
Amortization expense	—	(595)	595	—	595	533	—	533	0.38
Intangible asset impairment charges	—	(452)	452	—	452	384	—	384	0.27
Acquisition / divestiture-related net charges (credits)	97	(52)	149	(1)	148	100	—	100	0.07
Restructuring and restructuring-related net charges (credits)	47	(30)	77	—	77	66	—	66	0.05
Litigation-related net charges (credits)	—	(260)	260	—	260	255	—	255	0.18
Investment portfolio net losses (gains)	—	—	—	(65)	(65)	(50)	—	(50)	(0.04)
EU MDR implementation costs	14	(5)	20	—	20	17	—	17	0.01
Deferred tax expenses (benefits)	—	—	—	—	—	26	—	26	0.02
Discrete tax items	—	—	—	—	—	20	—	20	0.01
Adjusted	$4,898	$3,476	$1,422	$(322)	$1,100	$1,059	$(19)	$1,040	$0.73

(1) For the nine months ended September 30, 2020, the effect of assuming the conversion of MCPS into shares of common stock was anti-dilutive, and therefore excluded from the calculation of EPS. Accordingly, GAAP net loss and adjusted net income were reduced by cumulative Preferred stock dividends, as presented in our unaudited consolidated statements of operations, for purposes of calculating EPS. We have assumed dilution of 14.1 million common stock equivalents related to employee stock options for all or a portion of the non-GAAP adjustments, which were anti-dilutive for GAAP purposes due to our net loss position.

An explanation of the company's use of these non-GAAP financial measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
Q4 and FY 2021 GUIDANCE RECONCILIATIONS
(Unaudited)
Net Sales

	Q4 2021 Estimate		Full Year 2021 Estimate
	(Low)	(High)	(Low)	(High)
Reported growth	13%	17%	19%	20%
Less: Impact of foreign currency fluctuations	(1)%	(1)%	1%	1%
Operational growth	14%	18%	18%	19%
Less: Impact of certain acquisitions / divestitures	2%	2%	0%	0%
Organic growth	12%	16%	18%	19%

Earnings per Share

	Q4 2021 Estimate		Full Year 2021 Estimate
	(Low)	(High)	(Low)	(High)
GAAP results	$0.21	$0.23	$0.83	$0.85

Amortization expense	0.12	0.12	0.47	0.47
Intangible asset impairment charges	—	—	0.10	0.10
Acquisition / divestiture-related net charges (credits)	0.03	0.03	(0.28)	(0.28)
Restructuring and restructuring-related net charges (credits)	0.03	0.03	0.11	0.11
Litigation-related net charges (credits)	—	—	0.16	0.16
Investment portfolio net losses (gains)	—	—	0.09	0.09
Other adjustments	0.04	0.04	0.11	0.11
Adjusted results	$0.43	$0.45	$1.60	$1.62

Use of Non-GAAP Financial Measures

To supplement our unaudited consolidated financial statements presented on a GAAP basis, we disclose certain non-GAAP financial measures, including adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share (EPS) that exclude certain amounts; operational net sales, which exclude the impact of foreign currency fluctuations; and organic net sales, which exclude the impact of foreign currency fluctuations as well as the impact of certain acquisitions and divestitures with less than a full period of comparable net sales. These non-GAAP financial measures are not in accordance with generally accepted accounting principles in the United States and should not be considered in isolation from or as a replacement for the most directly comparable GAAP financial measures. Further, other companies may calculate these non-GAAP financial measures differently than we do, which may limit the usefulness of those measures for comparative purposes.

To calculate adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share we exclude certain charges (credits) from GAAP net income (loss) and GAAP net income (loss) available to common stockholders. Amounts are presented after-tax at the company's effective tax rate, unless the amount is a significant unusual or infrequently occurring item in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) section 740-270-30, "General Methodology and Use of Estimated Annual Effective Tax Rate." Please refer to Part II, Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations in our most recent Annual Report filed on Form 10-K filed with the Securities and Exchange Commission or any Quarterly Report on Form 10-Q that we file thereafter for an explanation of each of these adjustments and the reasons for excluding each item.

The GAAP financial measures most directly comparable to adjusted net income (loss), adjusted net income (loss) available to common stockholders and adjusted net income (loss) per share are GAAP net income (loss), GAAP net income (loss) available to common stockholders and GAAP net income (loss) per common share - assuming dilution, respectively.

To calculate operational net sales growth rates, which exclude the impact of foreign currency fluctuations, we convert actual net sales from local currency to U.S. dollars using constant foreign currency exchange rates in the current and prior periods. To calculate organic net sales growth rates, we also remove the impact of acquisitions and divestitures with less than a full period of comparable net sales. The GAAP financial measure most directly comparable to operational net sales and organic net sales is net sales on a GAAP basis.

Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP financial measure are included in the accompanying schedules.

Management uses these supplemental non-GAAP financial measures to evaluate performance period over period, to analyze the underlying trends in our business, to assess our performance relative to our competitors and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP financial measures to further its understanding of the performance of our operating segments. The adjustments excluded from our non-GAAP financial measures are consistent with those excluded from our operating segments’ measures of net sales and profit or loss. These adjustments are excluded from the segment measures reported to our chief operating decision maker that are used to make operating decisions and assess performance.

We believe that presenting adjusted net income (loss), adjusted net income (loss) available to common stockholders, adjusted net income (loss) per share, operational net sales growth rates and organic net sales growth rates, in addition to the corresponding GAAP financial measures, provides investors greater transparency to the information used by management for its operational decision-making and allows investors to see our results “through the eyes” of management. We further believe that providing this information assists our investors in understanding our operating performance and the methodology used by management to evaluate and measure such performance.